SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2013

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On July 31, 2013, PAR Technology Corporation issued a press release announcing its results of operations for the quarterly period ending June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: July 31, 2013	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 31, 2013.

Exhibit 99.1	Press Release dated July 31, 2013.

FOR RELEASE:	NEW HARTFORD, NY, July 31, 2013
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
2013 SECOND QUARTER RESULTS FROM CONTINUING OPERATIONS

New Hartford, NY- July 31, 2013 --PAR Technology Corporation (NYSE: PAR) today announced results for the second quarter ended June 30, 2013. PAR reported revenues from continuing operations of $59.5 million and net income of $248,000 or $0.02 earnings per diluted share.  During the second quarter of 2012, PAR reported revenue of $62.1 million and net loss of $511,000 or $0.03 loss per share.

Commenting on the second quarter, Ronald J. Casciano, Chief Executive Officer & President, stated, "Our continued focus this quarter has been on improving the operating performance of the Company and building a foundation for future revenue growth and improved performance.  We are pleased that we are making progress to achieve this goal.  Although impacted by lower year over year Government contract revenue, the second quarter results reflect our efforts to energize our customer and partner base as evidenced by our product revenue growth in the quarter in our Hospitality Technology business."

"We are committed to being a leader in the markets we serve and our second quarter results demonstrate progress towards that effort.  We believe that the investments in our new hardware and software products, along with continued success in our Government I/T business, will be the catalysts towards enhancing our opportunities for future revenue growth and improved profitability."

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do and not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR has two operating segments:

PAR's Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years. ParTech, Inc. offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. PAR Springer-Miller Systems, Inc. offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management. PAR Springer-Miller Systems also provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.

PAR's Government segment is comprised of PAR Government Systems Corporation, which provides system solutions to Federal/State Government agencies, and Rome Research Corporation, which is a leading provider of communications and information technology support services to the United States Department of Defense.

Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. (Eastern) on July 31, 2013, during which the Company's management will discuss the financial results for the second quarter of 2013.  If you would like to participate in this conference call, please dial 1-800-510-9691 approximately 10 minutes before the scheduled beginning and use the PAR passcode 64780242.  Individual and institutional investors also will have the opportunity to listen to the conference call live over the Internet.  Individual investors can listen by visiting PAR's website at www.partech.com or by visiting CCBN's individual investor center at www.companyboardroom.com or any of the investor sites in CCBN's Individual Investor Network.  Institutional investors can access the call via CCBN's password-protected site, StreetEvents (www.streetevents.com).  If you are unable to participate in the conference call, an automatic replay will be available until August 7, 2013 via www.companyboardroom.com or via telephone by dialing 1-888-286-8010 and using the passcode 34195503 and also on the World Wide Web via www.companyboardroom.com until August 7, 2013 as well.

###

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
Assets	2013	2012
Current assets:
Cash and cash equivalents	$9,587	$19,475
Accounts receivable-net	29,965	29,890
Inventories-net	28,236	26,172
Deferred income taxes	12,877	11,037
Income taxes receivable	152	-
Other current assets	3,455	3,236
Total current assets	84,272	89,810
Property, plant and equipment - net	5,570	5,857
Deferred income taxes	5,146	6,280
Goodwill	6,852	6,852
Intangible assets - net	12,881	11,747
Other assets	2,861	3,219
Total Assets	$117,582	$123,765
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$161	$159
Accounts payable	16,735	21,216
Accrued salaries and benefits	5,746	6,397
Accrued expenses	2,746	4,467
Customer deposits	886	1,380
Deferred service revenue	14,636	12,522
Income taxes payable	-	547
Total current liabilities	40,910	46,688
Long-term debt	1,004	1,084
Other long-term liabilities	3,460	3,030
Liabilities of discontinued operations	389	141
Total liabilities	45,763	50,943
Shareholders' Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,229,003 and 17,038,405 shares issued;15,521,316 and 15,330,718 outstanding	344	341
Capital in excess of par value	43,431	43,661
Retained earnings	34,431	34,758
Accumulated other comprehensive loss	(553)	(104)
Treasury stock, at cost, 1,707,687 and 1,707,687 shares	(5,834)	(5,834)
Total shareholders' equity	71,819	72,822
Total Liabilities and Shareholders' Equity	$117,582	$123,765

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended June 30,	For the three months ended June 30,	For the six months ended June 30,	For the six months ended June 30,
	2013	2012	2013	2012
Net revenues:
Product	$22,257	$20,142	$46,173	$40,312
Service	15,314	16,014	31,334	31,393
Contract	21,945	25,929	48,683	45,973
	59,516	62,085	126,190	117,678
Costs of sales:
Product	14,841	14,041	31,314	25,018
Service	10,904	11,473	22,456	22,038
Contract	20,312	24,584	45,791	43,567
	46,057	50,098	99,561	90,623
Gross margin	13,459	11,987	26,629	27,055
Operating expenses:
Selling, general and administrative	9,494	9,291	19,699	19,434
Research and development	3,706	3,089	7,846	6,638
Amortization of identifiable intangible assets	-	150	-	303
	13,200	12,530	27,545	26,375
Operating income (loss) from continuing operations	259	(543)	(916)	680
Other income (expense), net	255	(366)	221	207
Interest expense	(13)	(21)	(26)	(42)
Income (loss) from continuing operations before provision for income taxes	501	(930)	(721)	845
Provision (benefit) for income taxes	253	(419)	(600)	321
Income (loss) from continuing operations	248	(511)	(121)	524
Discontinued operations
Income (loss) on discontinued operations (net of tax)	(191)	(10)	(206)	1,420
Net Income (loss)	$57	$(521)	$(327)	$1,944
Basic Earnings per Share:
Income (loss) from continuing operations	0.02	(0.03)	(0.01)	0.03
Income (loss) from discontinued operations	(0.01)	(0.00)	(0.01)	0.09
Net Income (loss)	$0.00	$(0.03)	$(0.02)	$0.13
Diluted Earnings per Share:
Income (loss) from continuing operations	0.02	(0.03)	(0.01)	0.03
Income (loss) from discontinued operations	(0.01)	(0.00)	(0.01)	0.09
Net Income (loss)	$0.00	$(0.03)	$(0.02)	$0.13
Weighted average shares outstanding
Basic	15,171	15,098	15,162	15,091
Diluted	15,340	15,098	15,162	15,163

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	For the six months ended June 30, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	For the six months ended June 30, 2012

Net revenues	$126,190	-	$126,190	$117,678
Costs of sales	99,561	-	99,561	90,623
Gross Margin	26,629	-	26,629	27,055

Operating Expenses
Selling, general and administrative	19,699	772	18,927	19,434
Research and development	7,846	106	7,740	6,638
Amortization of identifiable intangible assets	-	-	-	303
Total operating expenses	27,545	878	26,667	26,375

Operating income (loss) from continuing operations	(916)	878	(38)	680
Other income (expense), net	221	-	221	207
Interest expense	(26)	-	(26)	(42)
Income (loss) from continuing operations before provision for income taxes	(721)	878	157	845
Provision (benefit) for income taxes	(600)	331	(269)	321
Income (loss) from continuing operations	$(121)	$547	$426	$524
Income (loss) from discontinued operations, (net of tax)	$(206)		$(206)	$1,420
Net Income (loss)	$(327)		$220	$1,944
Income (loss) per diluted share from continuing operations	$(0.01)		$0.03	$0.03
Income (loss) per diluted share from discontinued operations	$(0.01)		$(0.01)	$0.09
Income (loss) per diliuted share	$(0.02)		$0.01	$0.13

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the year, the Company recorded total charges of $878,000.  The most significant of the charges was $607,000 of separation related costs.  In addition to this charge, the Company incurred legal costs of $271,000 associated with an intellectual property matter that was settled during the first quarter.  The aforementioned charges, along with an associated adjustment to the Company's provision for income taxes have been excluded in the Company's non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company's core operations during any particular period.